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                                                                     EXHIBIT 5.1

                     [Letterhead of Hogan & Hartson L.L.P.]


                                  July 17, 2000

Charles E. Smith Residential Realty, Inc.
Charles E. Smith Residential Realty L.P.
2345 Crystal Drive
Crystal City, Arlington, Virginia  22202

Gentlemen:

                  We are acting as counsel to Charles E. Smith Residential Realty, Inc., a Maryland corporation (the "Company") and Charles E. Smith Residential Realty L.P. (the "Operating Partnership"), in connection with their co-registration, pursuant to a registration statement on Form S-8 (the "Registration Statement"), of up to 1,500,000 additional shares of the Company's common stock, par value $.01 per share (the "Shares"), and up to 1,500,000 units of limited partnership interest (the "Units") of the Operating Partnership, issuable upon the exercise of options granted or to be granted pursuant to the Company's 1994 Employee Stock and Unit Option Plan, as amended (the "Option Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of the opinion expressed in this letter, which is set forth below (the "Opinion"), we have examined copies of the following documents:

                  1. An executed copy of the Registration Statement.

                  2. The Amended and Restated Articles of Incorporation of the
                     Company (the "Amended and Restated Articles"), as certified by the Department of Assessments and Taxation of the State of Maryland on June 23, 2000 and by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

                  3. The Amended and Restated Bylaws of the Company, as
                     certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

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                  4. The Certificate of Limited Partnership of the Operating
                     Partnership, as amended, as certified by the Secretary of the State of Delaware on June 22, 2000 and as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as then being complete, accurate and in effect.

                  5. The First Amended and Restated Agreement of Limited
                     Partnership of the Operating Partnership, as amended, as certified by the Secretary of the Company, as general partner of the Operating Partnership, on the date hereof as being complete, accurate and in effect (the "Partnership Agreement").

                  6. The Plans, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  7. Certain resolutions of the Board of Directors of the
                     Company adopted on January 25, 2000, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the approval of the amendment to the Option Plan and the filing of the Registration Statement relating to the Plans.

                  In our examination of the aforesaid certificates, documents and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the authenticity, accuracy and completeness of the foregoing certifications (of public officials and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. In addition, we have assumed that the Shares will not be issued in violation of the ownership limit contained in the Articles. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on applicable provisions of the Maryland General Corporation Law, as amended, and the Delaware Revised Uniform Limited Partnership Act, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the terms "Maryland General Corporation Law, as amended" and "the Delaware Revised Uniform Limited Partnership Act, as amended" include the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and the Delaware Constitution, respectively, and reported judicial decisions interpreting these laws.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following:

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                  (A)(i) effectiveness of the Registration Statement, (ii)
issuance of the Shares in the manner and on the terms described in the Registration Statement and the Option Plan, and (iii) receipt by the Company of the consideration for the Shares (the form of which is in accordance with applicable law), the Shares will be validly issued, fully paid and nonassessable under the Maryland General Corporation Law, as amended; and

                  (B)(i) effectiveness of the Registration Statement, (ii) issuance of the Units in the manner and on the terms described in the Registration Statement and the Option Plan and (iii) receipt by the Operating Partnership of the consideration for the Units (the form of which is in accordance with applicable law), the Units will be legally issued and fully paid under the Delaware Revised Uniform Limited Partnership Act, as amended.

                  This opinion letter has been prepared for your use in connection with the Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                        Very truly yours,

                                        /s/ Hogan & Hartson L.L.P.
                                        HOGAN & HARTSON L.L.P.